SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2011

COPANO ENERGY, L.L.C.
(Exact name of registrant as specified in its charter)

Delaware	001-32329	51-0411678
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

	2727 Allen Parkway, Suite 1200 Houston, Texas	77019
	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code: (713) 621-9547

Not Applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Annual Awards under Long-Term Incentive Plan

    On May 17, 2011, the Compensation Committee of the Board of Directors of Copano Energy, L.L.C. (“Copano”) completed its annual process of considering and making awards under Copano’s Long-Term Incentive Plan (“LTIP”), including awards to named executive officers.  The Committee approved grant values as a percentage of base salary for each named executive officer and made awards based on the closing price for Copano’s common units on the trading day immediately preceding the grant date.  Grant values for awards to named executive officers, reflected as a percentage of base salary, are set forth below:
Name	Title	LTIP Award Value (% of base salary)
R. Bruce Northcutt	President and Chief Executive Officer	200%

Douglas L. Lawing	Executive Vice President, General Counsel and Secretary	125%

Carl A. Luna	Senior Vice President and Chief Financial Officer	125%

Sharon J. Robinson	Senior Vice President; President and Chief Operating Officer, Oklahoma and Rocky Mountains	125%

James E. Wade	Senior Vice President; President and Chief Operating Officer, Texas	125%

Amendment to Amended and Restated Copano Energy, L.L.C. Long-Term Incentive Plan

At Copano’s annual meeting of unitholders held May 18, 2011, unitholders approved an amendment and restatement of the LTIP, as described under Item 5.07 below.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 18, 2011, Copano held its annual meeting of unitholders.  The proposals acted upon are summarized below, together with the voting results.

Unitholders elected eight directors to serve until Copano’s annual meeting in 2011.

Proposal One -- Election of Directors
Nominee	For	Witheld	Broker Non-Votes
James G. Crump	44,779,685	476,556	24,450,825
Ernie L. Danner	44,584,209	672,032	24,450,825
Scott A. Griffiths	44,801,378	454,863	24,450,825
Michael L. Johnson	44,857,251	398,990	24,450,825
Michael G. MacDougall	41,338,160	3,918,081	24,450,825
R. Bruce Northcutt	44,849,106	407,135	24,450,825
T. William Porter	44,760,808	495,433	24,450,825
William L. Thacker	44,779,397	495,433	24,450,825

Unitholders approved a proposal to ratify the Audit Committee’s selection of Deloitte & Touche LLP as Copano’s independent auditor for 2011.

Proposal 2 -- Ratification of Audit Committee Selection of Independent Auditor
For	Against	Abstain	Broker Non-Votes
69,002,558	515,420	189,088	—

Unitholders approved an amendment and restatement of Copano’s LTIP, which

•
authorized an additional 1.2 million common units for issuance in settlement of LTIP awards and provided that all 1.2 million of the additional units may be to settle any type of award under the LTIP; and

•	extended the term of the LTIP from November 15, 2014 to November 15, 2019

Proposal 3 -- Approval of Amendments to Long-Term Incentive Plan
	For	Against	Abstain	Broker Non-Votes
Additional Units	39,255,400	5,788,917	211,914	24,450,835
Extension of Term	39,225,324	5,778,101	252,807	24,450,834

In an advisory vote, unitholders approved Copano’s compensation philosophy, policies and procedures and compensation of named executive officers (commonly referred to as “say on pay”).

Proposal 4 – Advisory Vote on Executive Compensation
For	Against	Abstain	Broker Non-Votes
44,048,493	801,790	405,951	24,450,832

In an advisory vote regarding the frequency of future “say on pay” votes (commonly referred to as “say when on pay”), a plurality of unitholders voted for a frequency of every three years.

Proposal 5 – Advisory Vote on the Frequency of the Advisory Vote on Executive Compensation
For			Abstain	Broker Non-Votes
Every Three Years	Every Two Years	Every Year
29,751,257	2,011,397	13,254,593	238,974	24,450,845

Item 8.01. Other Events.

On May 18, 2011, R. Bruce Northcutt and James E. Wade each entered into a trading plan pursuant to Rule 10b5-1 of the Securities and Exchange Act of 1934, as amended, and the Company’s insider trading policy.

Mr. Northcutt’s plan provides for sales of up to 18,000 Copano common units between January 30, 2012 and July 1, 2012.  Mr. Wade’s plan provides for sales of up to 3,844 common units, plus the net common units issued upon exercise of 3,400 unit appreciation rights, between July 20, 2011 and May 1, 2012.

Any transactions under these plans will be disclosed through Form 4 filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COPANO ENERGY, L.L.C.

May 23, 2011	By:	/s/ Douglas L. Lawing
Douglas L. Lawing
Executive Vice President, General Counsel
and Secretary